SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ X ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

ABM Industries Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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160 Pacific Avenue, Suite 222
San Francisco, California 94111

NOTICE OF THE 2003 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, March 11, 2003

10:00 a.m.

To Our Stockholders:

      The 2003 Annual Meeting of Stockholders of ABM Industries Incorporated (the “Company”) will be held in the Union Square Room of the Omni Hotel, 500 California Street, San Francisco, California 94104, on Tuesday, March 11, 2003 at 10:00 a.m. for the following purposes:

(1)	to elect four directors; and

(2)	to transact such other business as may properly come before the meeting or any adjournments thereof.

      Only stockholders of record at the close of business on January 24, 2003 will be entitled to vote at the meeting and any adjournments thereof. A list of stockholders on that date will be available for inspection by any stockholder for ten days prior to the meeting during normal business hours at the Company’s corporate headquarters.

By Order of the Board of Directors

Henrik C. Slipsager
President & Chief Executive Officer

San Francisco, California

February 7, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING

IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE.
TELEPHONE AND INTERNET VOTING ARE AVAILABLE.

PROXY STATEMENT
ITEM I -- ELECTION OF DIRECTORS
Nominees For Election As Directors
Directors Continuing in Office
FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
Stock Option Grants in Last Fiscal Year
Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Stock Option Values
PRINCIPAL STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPOINTMENT OF AUDITORS
OTHER MATTERS
Proxy Card
Proxy Card—Signature Side

160 Pacific Avenue, Suite 222
San Francisco, California 94111

PROXY STATEMENT

       The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of ABM Industries Incorporated, a Delaware corporation (the “Company”), for use at the 2003 Annual Meeting of Stockholders of the Company (the “2003 Annual Meeting”) to be held in the Union Square Room of the Omni Hotel, 500 California Street, San Francisco, California 94104, on Tuesday, March 11, 2003 at 10:00 a.m. and at any adjournments of the 2003 Annual Meeting, for the purposes set forth in the accompanying notice.

      Only stockholders of record of the Company at the close of business on January 24, 2003 will be entitled to vote at the 2003 Annual Meeting. At the close of business on that date, there were outstanding 48,978,296 shares of the Company’s common stock (“ABM Common Stock”). Each share of ABM Common Stock outstanding on that date is entitled to one vote on the matters presented at the 2003 Annual Meeting.

      A majority of the Company’s outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if the stockholder: (a) is present and votes in person at the meeting, or (b) has properly given his or her proxy to vote using the enclosed proxy card, or using the telephone or Internet procedures. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of directors, votes may be cast “For” or “Withhold Authority.” Votes that are withheld and broker non-votes are excluded entirely from the vote and have no effect on the outcome of the election of directors.

      If the enclosed proxy card is properly signed and returned, or telephone and Internet instructions are properly followed, the shares represented thereby will be voted at the 2003 Annual Meeting in accordance with the instructions specified thereon. If no choice is specified, the proxy holders will vote the shares represented: (i) “For” the election of the nominees as directors, and (ii) in their discretion on other matters. Full instructions for voting by mail, telephone and Internet are included on the proxy card. A proxy may be revoked by submitting a signed proxy with a later date. Telephone or Internet votes can be revoked by a subsequent vote using the assigned control number shown on the proxy card.

      The expense of soliciting proxies will be paid by the Company. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy statement, proxy card and other soliciting materials, if any, to persons for whom they hold shares of ABM Common Stock; in such cases, the Company will reimburse such entities for their reasonable expenses. Following the original mailing of the proxy statement, proxy card and other soliciting materials, if any, officers and employees of the Company may, for no additional compensation, solicit proxies by mail, electronically or personally.

      All information included herein as to ABM Common Stock has been adjusted to reflect the 2-for-1 stock split that occurred in the form of a stock dividend on May 7, 2002.

      This proxy statement (the “Proxy Statement”) and the accompanying proxy card were first sent to stockholders on or about February 7, 2003.

ITEM I — ELECTION OF DIRECTORS

      The Company’s certificate of incorporation divides the Board into three classes, serving staggered three-year terms. Currently, the total number of directors comprising the Board is set by the Company’s Bylaws at nine. Four members of the current Board have terms expiring at the 2003 Annual Meeting, two have terms expiring at the 2004 annual meeting and three have terms expiring at the 2005 annual meeting. Under the terms of its certificate of incorporation, the Company is required to adjust the classes of directors at the time of the annual meeting so that they are as nearly equal in number as possible. Accordingly, the Board has nominated the directors listed in the table below to serve for terms ending as shown opposite their respective names, or until their successors have been elected and qualified.

      In the absence of instructions to the contrary, shares represented by valid proxies will be voted “For” the election of the persons nominated by the Board, who are named in the following table. The nominees receiving the highest number of votes will be elected. The Board recommends a vote “For” each nominee.

      The Company has no reason to believe that the nominees for election will be unable or unwilling to serve if elected as directors. However, if any nominee is unable or unwilling to be a candidate for the office of director at the date of the 2003 Annual Meeting, or at any adjournment thereof, the proxy holders will vote for such substitute nominee as they shall in their discretion determine.

      The Nominating, Governance & Succession Committee of the Board will consider nominees recommended by stockholders. The Company’s Bylaws provide that stockholders intending to nominate candidates for election as directors at an annual meeting of stockholders must give a notice in writing to the Secretary of the Company at least sixty days prior to the first anniversary of the mailing of the proxy statement in connection with the previous year’s annual meeting. The notice must include the full name and address of the nominee and the person making the nomination, other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934 as amended, the nominee’s consent to the nomination and to serve, if elected, and certain other information set forth in the Bylaws. No such notice has been given with respect to the 2003 Annual Meeting.

      The following table contains information about the nominees and the Company’s other directors based on data furnished by them.

Nominees For Election As Directors

			Served as	To Serve for
		Principal Occupations and Business	Director	a Term
Name	Age	Experience During Past Five Years or More	Since	Ending

Linda L. Chavez	55	President of the Center for Equal Opportunity; author and nationally syndicated columnist and television commentator	1997	2006
Theodore T. Rosenberg	94	Vice Chairman of the Company’s Executive Committee since November 2000; Chairman of the Executive Committee from January 1990 to October 2000(1)	1962	2006
Henrik C. Slipsager	48	President & Chief Executive Officer of the Company since November 2000; Executive Vice President of the Company, and President of Janitorial Services, from November 1999 to October 2000; Senior Vice President of the Company, and Executive Vice President of Janitorial Services from January 1997 to October 1999	2000	2006
William W. Steele	66	Chairman of the Executive Committee of the Company since November 2000; President & Chief Executive Officer from November 1994 to October 2000(2)	1988	2004

Directors Continuing in Office

			Served as	To Serve for
		Principal Occupations and Business Experience During Past	Director	a Term
Name	Age	Five Years or More	Since	Ending

Luke S. Helms	59	Managing Partner, Sonata Capital Management since June 2000; Vice Chairman of KeyBank from April 1998 to March 2000; Vice Chairman of BankAmerica Corporation and Bank of America NT&SA from May 1993 to October 1996 (3)	1995	2004
Maryellen C. Herringer	59	Attorney-at-law; Executive Vice President & General Counsel of APL Limited, an international provider of transport and logistics services from March 1995 to December 1997, Senior Vice President & General Counsel from July 1991 to March 1995(4)	1993	2005
Charles T. Horngren	76	Edmund J. Littlefield Professor of Accounting, Emeritus, Stanford Business School; author and consultant(5)	1973	2005
Henry L. Kotkins, Jr.	54	President & Chief Executive Officer of Skyway Luggage Company(6)	1995	2004
Martinn H. Mandles	62	Chairman of the Board of the Company since December 1997; Chief Administrative Officer from November 1991 to July 2002; Executive Vice President from November 1991 to December 1997	1991	2005

(1)	Theodore T. Rosenberg retired as an officer and employee of the Company on December 31, 1989 after sixty-one years of service. He also serves as a consultant to the Company.

(2)	William W. Steele retired as an officer and employee of the Company on October 31, 2000 after forty-three years of service. He is also a director of Labor Ready, Inc., a publicly held company.

(3)	Luke S. Helms is a member of the board of directors of vCustomer Corp., a privately held company.

(4)	Maryellen C. Herringer is a member of the board of directors of Golden West Financial Corporation, a publicly held company; and World Savings Bank, a wholly owned subsidiary of Golden West Financial Corporation.

(5)	Charles T. Horngren is a member of the board of directors of Interplast, Inc., a privately held company.

(6)	Henry L. Kotkins, Jr. is a member of the board of directors of Skyway Luggage Company, a privately held company, and of Cutter & Buck, a publicly held company.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Committees of the Board

      The standing committees of the Board are the Executive Committee, Audit Committee, Executive Officer Compensation & Stock Option Committee, and the Nominating, Governance & Succession Committee. The members and functions of these committees are as follows:

      Executive Committee. The Executive Committee has the authority to exercise all power and authority of the Board in the management of the business and affairs of the Company, except for: (1) any functions delegated to other committees of the Board, and (2) any powers which, under Delaware law, may only be exercised by the full Board. The current members of the Executive Committee are William W. Steele, Chairman, Maryellen C. Herringer, Martinn H. Mandles, Theodore T. Rosenberg and Henrik C. Slipsager.

      Audit Committee. The Audit Committee oversees the corporate financial reporting process and the internal and independent audits of the Company, and ensures that there is effective communication among the Board, management and independent auditors. The responsibilities of the Audit Committee include: (1) recommending independent auditors for approval by the Board, (2) approving fees for the annual audit and related services, (3) ensuring the independence of the independent auditors, (4) reviewing the Company’s system of internal accounting controls, (5) reviewing the Company’s quarterly and annual financial statements, and discussing them with management and the independent auditors, and (6) making inquiries into matters within the scope of the Audit Committee’s functions, and retaining outside counsel if deemed appropriate in connection with such inquiries. The current members of the Audit Committee are Charles T. Horngren, Chairman, Luke S. Helms and Maryellen C. Herringer. The members of the audit committee satisfy the NYSE requirements for independence and financial literacy, and the requirement that at least one member have accounting or financial management expertise.

      Executive Officer Compensation & Stock Option Committee. The Executive Officer Compensation & Stock Option Committee is responsible for: (1) reviewing and recommending to the Board the compensation and other contractual terms and conditions for employment of the Company’s executive and corporate officers, and any and all former executive officers of the Company who continue or resume service to the Company as non-officer employees or independent contractors, (2) reviewing the compensation and other contractual terms of other corporate or subsidiary employees whose annual cash compensation exceeds $250,000, (3) administering the Company’s stock option plans and authorizing grants thereunder, and (4) administering the Company’s employee stock purchase plan. The current members of the Executive Officer Compensation & Stock Option Committee are: Maryellen C. Herringer, Chairman, Linda L. Chavez and Henry L. Kotkins, Jr.

      Nominating, Governance & Succession Committee. The Nominating, Governance & Succession Committee is responsible for: (1) making recommendations to the Board as to the optimal number of directors on the Board, (2) reviewing and recommending criteria and candidates for selection of new directors and the re-election of incumbent directors, (3) reviewing and recommending management succession plans, and (4) all matters of corporate governance. The current members of the Nominating, Governance & Succession Committee are: Luke S. Helms, Chairman, Linda L. Chavez and Henry L. Kotkins, Jr.

Meetings and Attendance

      During the fiscal year ended October 31, 2002 (“Fiscal 2002”), the Board met fourteen times; the Executive Committee met nineteen times; the Audit Committee met eight times; the Executive Officer Compensation & Stock Option Committee met eight times; and the Nominating, Governance & Succession Committee met five times. During this period, no current director attended less than eighty-seven percent of the total number of meetings of the Board and of the committees of which he or she was a member.

Compensation of Directors

      During Fiscal 2002, directors who were not current employees of the Company were paid retainer fees of $24,000 per year and $2,000 for each Board or committee meeting attended (other than Mr. Rosenberg and Mr. Steele, who receive no meeting fees for meetings of the Executive Committee). In Fiscal 2002, the aggregate amounts paid to non-employee directors for meeting and retainer fees was $526,000. Directors who served as chairmen of the standing committees of the Board received an additional retainer fee of $2,000 per year, except for Mr. Steele who received $100,000 as Chairman of the Executive Committee. Pursuant to the terms of the Company’s Time-Vested Incentive Stock Option Plan, each non-employee director also received an annual grant of stock options in the amount of 10,000 shares of ABM Common Stock on the first day of Fiscal 2002. In addition, each non-employee director was entitled to receive $350 per hour for each hour of other services rendered to the Company. In Fiscal 2002, the aggregate amount paid to non-employee directors for additional services was $11,200. The Company also reimbursed its non-employee directors for expenses incurred in attending Board and committee meetings, and for certain other out-of-pocket expenses.

      Effective January 1, 2003, non-employee directors will be paid a retainer fee of $36,000 per year, $1,000 for each telephonic Board or committee meeting of less than two hours duration, and $2,000 for each Board or committee meeting attended in person and for each telephonic Board or committee meeting lasting two hours or more (other than Mr. Rosenberg and Mr. Steele, who will continue to receive no meeting fees for meetings of the Executive Committee). The remaining retainers and fees remain unchanged.

      The Company also has director retirement benefit agreements with all non-employee directors. These agreements provide that, upon the retirement of such non-employee directors from the Board, the Company will pay them the monthly retainer they were receiving at the time of their retirements (subject to a ten percent reduction for every year of service as a non-employee director less than ten) for a maximum period of ten years. The retired non-employee director may elect to receive such payment monthly, or in a lump sum discounted to present value at the time of retirement. However, non-employee directors under 72 years of age who retire with fewer than five years of service as non-employee directors are not entitled to any benefits under these agreements.

      The Company has also entered into director indemnification agreements with its directors. These agreements, among other things, require the Company to indemnify its directors against certain liabilities that may arise in connection with their services as directors, to the fullest extent provided by Delaware law.

      Theodore T. Rosenberg retired as an officer and employee of the Company in December 1989. Since January 1990, Mr. Rosenberg has provided consulting services to the Company on a month-to-month basis, for which services he currently receives a fee of $8,333.33 per month in addition to the compensation set forth above for non-employee directors in general.

      William W. Steele retired as an officer and employee of the Company in October 2000. Pursuant to his previous employment contract, the Company is making consultancy payments of $8,333.33 per month to Mr. Steele for a ten-year period ending June 2011. The Company also provides limited medical and dental benefits for Mr. Steele and his wife (until each is age seventy-five) and for their minor child (until such time as he is no longer an eligible dependent). The Company provides a maximum of $901.26 per month towards the cost of these benefits. In addition, the Company pays certain club dues for Mr. Steele, which amounted to $3,306 in Fiscal 2002.

Continuing Compensation

      The late Sydney J. Rosenberg retired as a director, officer and employee of the Company in December 1997. Pursuant to his previous employment contract, the Company began making payments to Sydney J. Rosenberg and will continue making payments of $8,333.33 per month to his estate for a period of ten years ending November 2007. The Company also provides medical benefits to the widow of Sydney J. Rosenberg in an amount not to exceed $6,000 per year.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

      The compensation of the Chief Executive Officer, and the four other most highly compensated executive officers of the Company serving as such as of the end of the fiscal year, as well as that of the Chairman of the Board, for all services in all capacities rendered to the Company and its subsidiaries during the fiscal years ended October 31, 2002, 2001 and 2000 is set forth below. Columns regarding “Other Annual Compensation,” “Restricted Stock Awards,” and “Long-Term Incentive Plan Payouts” are excluded because no reportable payments in those categories were made to these persons in or for the relevant years.

						Long-Term
						Compensation
						Awards

			Annual Compensation(1)			Securities
	Fiscal					Underlying	All Other
Name and Principal Position	Year		Salary($)	Bonus($)		Options(#)	Compensation($)

Henrik C. Slipsager	2002		650,000	175,179		100,000	–0–
President & Chief Executive Officer	2001		650,000	195,356	(2)	125,000	–0–
	2000		401,322	189,047		–0–	–0–
Martinn H. Mandles(3)	2002		445,232	169,407		–0–	8,000	(4)
Chairman of the Board	2001		445,232	140,562		–0–	–0–
	2000		424,840	128,436		–0–	–0–
Jess E. Benton	2002		450,000	114,259		80,000	8,000	(4)
Executive Vice President & Chief	2001		450,000	94,791		–0–	–0–
Operating Officer	2000		355,059	151,002		–0–	–0–
James P. McClure	2002		392,500	126,905		80,000	5,869	(4)
Executive Vice President and President	2001		375,450	134,648		65,000	54,818	(5)
of Janitorial Services	2000		193,808	84,242		–0–	–0–
George B. Sundby	2002		300,000	99,238		180,000	4,136	(4)
Senior Vice President & Chief	2001	(6)	104,790	60,767		–0–	–0–
Financial Officer	2000	(6)	–0–	–0–		–0–	–0–
Harry H. Kahn(7)	2002		278,625	97,291		–0–	8,000	(4)
Senior Vice President,	2001		278,625	80,754		–0–	–0–
General Counsel & Secretary	2000		265,864	115,544		65,000	–0–

(1)	Annual compensation includes amounts deferred under the Company’s Deferred Compensation Plan.

(2)	Bonus includes a $50,000 bonus paid to Mr. Slipsager upon his election as President & Chief Executive Officer on November 1, 2000.

(3)	Mr. Mandles served as Chief Administrative Officer of the Company until July 24, 2002.

(4)	The amount consists of the Company’s contribution to the officers’ 401(k) Plans, in which all employees are generally eligible to participate.

(5)	The amount consists of reimbursement of relocation expenses.

(6)	Mr. Sundby was first employed by the Company on June 1, 2001.

(7)	Mr. Kahn served as Senior Vice President, General Counsel and Secretary until he resigned as an officer of the Company on October 31, 2002.

Options Granted to Executive Officers

      The following table sets forth certain information regarding options granted during the fiscal year ended October 31, 2002 to the persons named in the Summary Compensation Table.

Stock Option Grants in Last Fiscal Year

	Individual Grants
						Potential Realizable Value
	Number of		Percent of Total			at Assumed Annual Rate
	Securities		Options/SARs	Exercise or		of Stock Appreciation for
	Underlying		Granted to	Base Price		Option Term(2)
	Options/SARs		Employees in	Per Share	Expiration
Name	Granted		Fiscal Year	($/Sh)(1)	Date	$@5%	$@10%

Henrik C. Slipsager	100,000	(3)	6.0%	16.825	(4)	1,058,115	2,681,472
Martinn H. Mandles	–0–		–0–	–0–	—	–0–	–0–
Jess E. Benton	80,000	(3)	4.8%	16.825	(4)	846,492	2,145,177
James P. McClure	80,000	(3)	4.8%	16.825	(4)	846,492	2,145,177
George B. Sundby	40,000	(3)	2.4%	16.825	(4)	423,246	1,072,589
	40,000	(5)	2.4%	15.290	(6)	384,632	974,733
	20,000	(7)	1.2%	15.290	(8)	192,316	487,366
	80,000	(9)	4.8%	15.290	(10)	769,264	1,949,466
Harry H. Kahn	–0–		–0–	–0–	—	–0–	–0–

(1)	The amount represents fair market value on the grant date.

(2)	The dollar amounts under these columns are the result of calculations at the five percent and ten percent annual rates of stock appreciation prescribed by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of ABM Common Stock. No gain to the optionee is possible without an increase in the price of ABM Common Stock, which will benefit all stockholders. A term of ten years has been used in calculating assumed appreciation.

(3)	These options were granted under the 2002 Price-Vested Performance Stock Option Plan, and vest according to a schedule tied to the price of ABM Common Stock. The options have been assigned predefined accelerated vesting price goals of $20.00, $22.50, $25.00 and $27.50, with 25% of the shares related to each goal. These options vest if, on or before the close of business on the fourth anniversary of the grant date, the fair market value of ABM Common Stock (as defined under that plan) is equal to or greater than the assigned vesting price for that increment for ten trading days in any period of thirty consecutive trading days. However, no option may be exercised prior to the first anniversary of the grant date. Any option that has not vested on or before the close of business on the business day immediately following the fourth anniversary of its grant date shall vest at the close of business on the business day immediately preceding the eighth anniversary of its grant date, if such option has not previously been forfeited.

(4)	The right to exercise these options expires on the earlier of ten years from the grant date or termination of employment. If termination is due to death or disability, the right to exercise these options expires ninety days after such termination. However, these options may be immediately exercised in the event of a “Change of Control” as defined in the 2002 Price-Vested Performance Stock Option Plan.

(5)	These options were granted under the Time-Vested Incentive Stock Option Plan and vest at a rate of twenty percent per year over five years.

(6)	The right to exercise these options expires on the earlier of ten years from grant or three months after termination of employment. However, these options may be immediately exercised in the event of a “Change of Control” as defined in the Time-Vested Incentive Stock Option Plan.

(7)	These options were granted under the Age-Vested Career Stock Option Plan. Fifty percent of these options become exercisable on Mr. Sundby’s sixty-first birthday, and the balance vest on his sixty-fourth birthday.

(8)	The right to exercise these options expires one year after termination of employment. However, these options may be immediately exercised in the event of a “Change of Control” as defined in the Age-Vested Career Stock Option Plan.

(9)	These options were granted under the original Price-Vested Performance Stock Option Plan adopted in 1996, and vest according to a schedule tied to the price of ABM Common Stock. The options have been assigned predefined accelerated vesting price goals of $12.50, $15.00, $17.50 and $20.00, with 25% of the shares related to each goal. These options vest if, on or before the close of business on the fourth anniversary of the grant date, the fair market value of ABM Common Stock (as defined under that plan) is equal to or greater than the assigned vesting price for that increment for ten trading days in any period of thirty consecutive trading days. However, no option may be exercised prior to the first anniversary of the grant date. Any option that has not vested on or before the close of business on the business day immediately following the fourth anniversary of its grant date shall vest at the close of business on the business day immediately preceding the eighth anniversary of its grant date, if such option has not previously been forfeited.

(10)	The right to exercise these options expires on the earlier of ten years from grant or ninety days after termination of employment. However, these options may be immediately exercised in the event of a “Change of Control” as defined in the original Price-Vested Performance Stock Option Plan.

Options Exercised

      The following table sets forth certain information regarding options exercised during the fiscal year ended October 31, 2002 and owned at fiscal year end by the persons named in the Summary Compensation Table.

Aggregated Stock Option Exercises in Last Fiscal Year
and Fiscal Year-End Stock Option Values

			Common Shares Underlying		Value of Unexercised
			Unexercised Options/SARs		In-the-Money Options/SARs
	Shares		at Fiscal Year End		at Fiscal Year End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Henrik C. Slipsager	–0–	–0–	194,000	216,000	415,200	93,800
Martinn H. Mandles	36,230	256,599	216,270	92,500	1,235,475	627,637
Jess E. Benton	31,400	298,221	231,100	162,500	1,506,993	613,900
James P. McClure	–0–	–0–	110,000	159,000	–0–	36,260
George B. Sundby	–0–	–0–	–0–	180,000	–0–	–0–
Harry H. Kahn	24,000	224,820	168,000	107,000	965,095	661,385

(1)	The value of unexercised in-the-money options equals the difference between the option exercise price and $14.69, the closing price of ABM Common Stock on the New York Stock Exchange on October 31, 2002, multiplied by the number of shares underlying the option.

Service Award Benefit Plan

      The Company’s Service Award Benefit Plan is an unfunded “severance pay plan” as defined in the Employee Retirement Income Security Act of 1974, as amended. The plan provides participants, upon termination, with a guaranteed seven days of pay for each year of employment subsequent to November 1, 1989. The Company, at its discretion, may also award additional days for each such year. Following termination, eligible employees will receive their payments under the plan in two equal installments over a period of no more than two years.

      The amount of the payment is based on the final average annual compensation, up to a maximum of $175,000, received by the employees during their last three full years of full-time employment with the Company. The amount of payment under the plan, together with any other severance pay paid to the employee, cannot exceed two times the compensation received by the employee in the twelve-month period preceding the termination of employment. If employment is terminated before the employee has been employed for five years, except in the case of death, disability or normal retirement of the employee, or if the employee is terminated for cause (such as theft or embezzlement), such employee forfeits any benefits payable under the plan.

      This plan was amended effective January 1, 2002 to discontinue the award of additional days to employees.

Employment and Other Agreements

      During Fiscal 2002, the Company or its subsidiaries had written employment agreements with the persons named in the Summary Compensation Table, as well as certain other officers. These employment agreements provided for annual salaries in the following amounts for Fiscal 2002: for Henrik C. Slipsager, $650,000; for Jess E. Benton, $450,000; for Martinn H. Mandles, $445,232; for James P. McClure, $392,500; for George B. Sundby, $300,000; and for Harry H. Kahn, $278,625. These employment agreements also provided for annual bonuses based on pretax profits, plus other customary benefits including, but not limited to, participation in the Company’s 401(k) Plan as well as group health, disability and life insurance programs. The employment agreements further provided certain perquisites, such as Company-provided automobiles or automobile allowances, an executive group health plan, club memberships and dues, and incidental personal benefits. Unless earlier terminated or later extended pursuant to their terms, these employment agreements continue until October 31, 2003 for Mr. Slipsager, Mr. Benton, Mr. McClure and Mr. Sundby.

      Mr. Kahn and the Company entered into a new agreement in April 2002 that replaced and superseded his prior employment agreement. The April 2002 agreement, which contains several terms and conditions that are generally similar to the Company’s form executive employment agreements, provides that after his retirement from active employment on October 31, 2002, Mr. Kahn will serve through December 31, 2004 as an on-call employee in the role “Of Counsel.” Under the April 2002 agreement, Mr. Kahn will receive an annual salary of $278,625 and he is eligible for a bonus for Fiscal 2002 and fiscal year 2003 based on Company profits. Mr. Kahn will also be eligible to receive through October 31, 2003, with certain exceptions, fringe benefits that are generally provided to senior vice presidents. In addition, from November 1, 2003 through December 31, 2004, Mr. Kahn’s fringe benefits shall be limited to group health and life insurance benefits and participation in the employee stock purchase plan. From November 1, 2003 through December 31, 2004, Mr. Kahn’s salary is subject to offset from income that he may receive from other compensatory services that he may provide elsewhere. The April 2002 agreement further provides that Mr. Kahn is entitled to receive all compensation and benefits if he becomes disabled.

      Mr. Mandles and the Company entered into a new agreement in November 2002 that replaced and superseded his prior employment agreement. This agreement was entered into as a result of the elimination of the position of Chief Administrative Officer. The November 2002 agreement, which contains several terms and conditions that are generally similar to the Company’s form executive employment agreements, provides that Mr. Mandles will continue to serve as Chairman of the Board, subject to the pleasure of the Board. From November 1, 2002 through November 1, 2004, Mr. Mandles will receive, as an employee of the Company, an annual salary based on his fiscal year 2003 rate of pay. He is also eligible for a bonus for Fiscal 2002 and fiscal year 2003 based on Company profits. Mr. Mandles received a $25,000 payment upon the agreement’s effectiveness and he is eligible to receive, among other things: (i) title to a Company automobile on November 1, 2003, (ii) a $103,000 payment on November 1, 2004, and (iii) a $5,000 payment upon the conclusion of his employment. Mr. Mandles will also be eligible to receive through October 31, 2003, with certain exceptions, fringe benefits that are generally provided to senior executives. From November 1, 2003 through November 1, 2004, Mr. Mandles’ fringe benefits will be limited to group health and life insurance benefits and participation in the employee stock purchase and deferred compensation plans. The November 2002 agreement further provides that Mr. Mandles is entitled to receive all compensation and benefits if he becomes disabled. The November 2002 agreement also requires Mr. Mandles pay the Company $103,000 on November 1, 2004 to reimburse it for the cost of a club membership.

      The Company has accrued and/or will accrue supplementary executive retirement benefits for the persons named in the Summary Compensation Table or for their respective estates, as applicable. Such benefits shall accrue for each full month of employment completed over a five to ten year period. When fully accrued, the current supplemental executive retirement benefits shall be: for Henrik C. Slipsager, $1,000,000; for Martinn H. Mandles, $500,000; for Jess E. Benton, $250,000; for James P. McClure, $250,000; for George B. Sundby, $150,000; and for Harry H. Kahn, $250,000. The total amount will be payable after the person’s resignation, retirement or other termination from full-time employment with the Company (but no earlier than the person’s sixty-fifth birthday), in 120 equal monthly installments.

Relocation Assistance

      In conjunction with the promotion of Mr. McClure to serve as President of Janitorial Services and his related relocation to the San Francisco Bay Area in 2001, the Company extended to Mr. McClure in 2001 an interest-bearing loan of $500,000 to assist Mr. McClure in his purchase of a permanent home residence. The loan’s interest rate is 6% per year. Mr. McClure executed a promissory note dated as of October 4, 2001 pursuant to which interest is due and payable on a monthly basis and the loan’s principal and interest are due to be fully repaid upon the earlier to occur of the following: (i) October 4, 2010, (ii) ninety days following the termination of Mr. McClure’s employment (or one year following his termination of employment due to Mr. McClure’s death), (iii) ninety days following the sale of the residence, or (iv) upon the Company’s election to accelerate repayment if there is an event of default as defined under the promissory note. The promissory note is to be secured by a deed of trust to be recorded against the residence. During Fiscal 2002, the largest aggregate outstanding principal amount of the loan was $500,000. As of December 31, 2002, the outstanding principal balance was $500,000.

Executive Officer Compensation & Stock Option Committee Interlocks and Insider Participation

      Maryellen C. Herringer, Linda L. Chavez and Henry L. Kotkins, Jr. currently serve as members of the Executive Officer Compensation & Stock Option Committee of the Board. They have no relationships with the Company other than as directors and stockholders. During Fiscal 2002, no executive officer of the Company served as a member of the compensation committee or as a director of any other for-profit entity other than subsidiaries of the Company.

Executive Officer Compensation & Stock Option Committee Report on Compensation

February 7, 2003

To the Board of Directors:

      Introduction. Based upon its evaluation of the performance of both the Company and its corporate officers, the Executive Officer Compensation & Stock Option Committee reviews and recommends to the Board the compensation and other terms and conditions of employment for: (i) all current executive officers of the Company, who are: the President & Chief Executive Officer, the Executive Vice President & Chief Operating Officer, the Executive Vice President and President of the Janitorial Services Companies, four Senior Vice Presidents (including the Chief Financial Officer), and two Vice Presidents (including the Controller & Chief Accounting Officer and the Treasurer) and (ii) any former executive officer who continues or resumes service to the Company as a non-officer employee or consultant. The compensation decisions made for executive officers are the subject of written employment agreements between the Company and the executive officers. The Committee also reviews the compensation and other terms and conditions of employment of all corporate officers and any subsidiary employee whose annual cash compensation exceeds $250,000.

      Compensation Program. Because the Company is primarily a service business, the leadership of its executive officers is crucial to the Company’s growth and prosperity. It is the Committee’s goal that the policies underlying the Company’s executive compensation programs support the Company’s ultimate goal of enhancing stockholder value by providing services to customers at a profit to the Company. Each executive officer is compensated through a combination of annual salary and bonus, plus stock option grants from time-to-time. Prior to the replacement or renewal of an employment agreement with an executive officer, the Committee reviews the overall compensation package of the executive officer and considers it in relation to the executive’s past performance, expectations as to the executive’s future performance, the Company’s profitability, and other factors such as length of service to the Company. Annual bonuses are an important part of overall executive officer compensation because bonuses give these officers a material stake in the financial performance of the Company by tying their compensation to the Company’s ultimate goal of enhancing stockholder value. When the Committee revised its employment agreements for Fiscal 2002, it altered, among other things, the basis on which bonuses would be determined. The Committee expected, however, that such bonuses would represent a significant portion of each executive officer’s annual compensation in Fiscal 2002.

      To assist in its review, the Committee retains, from time-to-time, the services of an independent executive compensation consulting firm to evaluate the Company’s compensation of its executive officers. The consulting firm reviewed the compensation program in October 2001 and compared the cash, bonus and long term incentive compensation of executives against a peer group of companies providing business services similar to those services provided by the Company and certain nationally published compensation surveys. Based upon the results of the evaluation undertaken by its consulting firm, the Committee believes the basic framework of the Company’s compensation program generally allows the Company to recruit, incentivize and retain executives who are best able to contribute to the overall success of the Company, including the Company’s ultimate goal of enhancing stockholder value.

      Annual Salaries and Bonuses. Employment agreements with the Company’s executive officers set forth the compensation and other terms and conditions of their employment with the Company. Under the employment agreements applicable to Fiscal 2002, each executive officer was entitled to receive cash compensation in the form of an annual salary, plus an annual bonus related directly to the profit before taxes of the Company on a consolidated basis (or in the case of Mr. McClure, related to the profit before taxes of the janitorial services companies of which he is president) and after giving effect to certain adjustments as specified in such agreements.

      For the Company’s executive officers to be entitled to receive an increase in annual salary for Fiscal 2002 under their employment agreements, the Company’s earnings per share for fiscal year 2001 had to exceed the earnings per share for fiscal year 2000, in which case annual salaries would be increased by an amount equal to the percentage change in the WorldatWork™ 2001-2002 Total Salary Increase Budget Survey (formerly the American Compensation Association Index) to a maximum of 6% per year. Since earnings per share in fiscal year 2001 were lower than fiscal year 2000, the executive officers received no contractual increase in salary for Fiscal 2002. Mr. McClure did, however, receive an 8% increase in salary in connection with his promotion to President of Janitorial Services and related relocation to the San Francisco Bay Area.

      The employment agreements applicable to Fiscal 2002 provided that pretax consolidated profit for executive officers whose bonuses are so based would be adjusted for gains or losses on sales or other dispositions of assets, changes in discretionary benefit plan contributions and items related to the destruction of the World Trade Center, if any. The adjustments that materially affected the actual Fiscal 2002 bonuses to executive officers (other than Mr. McClure) were a deduction for gain on sale of the Cincinnati branch of the elevator division and an increase reflecting amortization of low income housing investment tax credits. The employment agreement applicable to Mr. McClure for Fiscal 2002 provided that pretax income from the applicable janitorial services companies would be adjusted for gains and losses on sales or other dispositions of assets and changes in discretionary benefit plan contributions and to eliminate a one percent corporate charge. In addition, Mr. McClure’s bonus included a discretionary increase designed to compensate for the adverse impact on the performance of the janitorial services companies of which he is president due to World Trade Center-related increases in seniority-based payroll and unemployment insurance costs.

      Stock Option Grants. Grants made to the Chief Executive Officer and the named executives are disclosed in the Stock Option Grant Table included under “Executive Compensation — Options Granted to Executive Officers” in the Proxy Statement of which this report is a part.

      Other Compensation. The Company’s executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including, but not limited to, the Company’s group health, disability and life insurance programs. In accordance with the terms and conditions of the written employment agreements, the Company also provides its executive officers with certain perquisites, such as Company-provided automobiles or automobile allowances, an executive group health plan, club memberships and dues, and incidental personal benefits.

      Basis for CEO Compensation. The Chief Executive Officer’s cash compensation for Fiscal 2002 was determined by such officer’s employment agreement. The annual bonus of the Chief Executive Officer is calculated as a percentage of the profit before taxes of the Company on a consolidated basis after giving effect to certain adjustments as provided under his employment agreement and described above. The Chief Executive Officer’s compensation is evaluated in accordance with the factors and criteria used to evaluate all executive officers. For Fiscal 2002, Mr. Slipsager received a salary of $650,000 and a bonus of $175,179.

      IRS Section 162(m). The Company does not expect the deductibility limit of Section 162 (m) to have a material effect on the Company because cash compensation paid to each of the Company’s executive officers currently is less than $1,000,000 per year. In addition, Mr. Slipsager’s and Mr. Benton’s employment agreements provide that they will defer all compensation above $1,000,000 per year. Non-qualified options granted under the Company’s stock option plans are exempt from the deductibility limitation because such options have been qualified as “performance-based” compensation under Section 162(m). Incentive stock options granted under the Company’s stock option plans generally do not entitle the Company to a tax deduction without regard to Section 162(m).

Executive Officer Compensation &
Stock Option Committee

Maryellen C. Herringer, Chairman
Linda L. Chavez, Member
Henry L. Kotkins, Jr., Member

Executive Officer Compensation & Stock Option Committee Report on Stock Options

February 7, 2003

To the Board of Directors:

      The Executive Officer Compensation & Stock Option Committee administers the Company’s stock option plans and authorizes grants thereunder. The Company’s stock option plans provide executive officers and other employees with an opportunity to purchase a proprietary interest in the Company and thus encourage them to become and remain employed by the Company. The Committee views the granting of stock options and the ownership of stock as important mechanisms for relating overall compensation of executive officers and other employees directly to the Company’s ultimate goal of enhancing stockholder value. During the fiscal year ended October 31, 2002, the Committee: (1) approved stock options for 177 newly hired or recently promoted employees to purchase a total of 313,000 shares under the Time-Vested Incentive Stock Option Plan, (2) approved stock options for 16 newly hired or recently promoted employees to purchase a total of 155,000 shares under the Age-Vested Career Stock Option Plan, and (3) approved stock options for two newly hired executive officers to purchase 120,000 shares under the original Price-Vested Performance Stock Option Plan adopted in 1996. These grants were part of a broader based approach to stock option grants undertaken by the Company starting in 1996. In addition, in September 2002, the Committee approved stock options for 43 corporate and subsidiary officers to purchase a total of 1,070,000 shares under the 2002 Price-Vested Performance Stock Option Plan approved by the stockholders in March 2002. The Company had not made a significant additional grant of options similar to this grant since 1998.

      In determining the levels of stock option grants available to employees, the Committee considers the employee’s responsibility and performance, the Company’s overall profitability, the aggregate number of such stock options that had been granted in recent years, and other factors such as length of service to the Company.

Executive Officer Compensation &
Stock Option Committee

Maryellen C. Herringer, Chairman
Linda L. Chavez, Member
Henry L. Kotkins, Jr., Member

Audit Committee Report

February 7, 2003

      The Audit Committee of the Board is comprised of three independent directors, none of whom are officers or employees of the Company. The Board adopted a written charter for the Audit Committee on June 19, 2000 and reviewed and confirmed its adequacy at the Audit Committee meetings held in March of each subsequent year. The Audit Committee recommends the selection of the Company’s independent auditors for approval by the Board.

      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the consolidated financial statements to ensure that those statements were prepared in accordance with generally accepted accounting principles and report thereon to the Audit Committee. The Audit Committee reviews and monitors these processes.

      Within this framework, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. Management of the Company has affirmed to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent auditors those matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees.

      The Audit Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

      In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has also discussed with the independent auditors, the auditor’s independence from management and the Company. The Audit Committee has reviewed the services by the Company’s independent auditors and the fees paid for these services and also reviewed whether the provision of these services is compatible with maintaining the independence of the independent auditors.

      Based on these reviews and discussions, the Audit Committee has recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2002.

Audit Committee

Charles T. Horngren, Chairman
Luke S. Helms, Member
Maryellen C. Herringer, Member

Performance Graph

      Set forth below is a graph comparing the five-year cumulative total stockholder return of ABM Common Stock with the five-year cumulative total return of: (1) the Standard & Poor’s 500, (2) the Standard & Poor’s SmallCap 600 Diversified Commercial Services, and (3) a peer group of all companies that, like the Company: (a) are currently listed on the New York Stock Exchange, (b) have been publicly traded for at least five years, and (c) have a market capitalization of $750 million to $775 million based on the most recent publicly available number of shares outstanding on December 31, 2002, and the closing price of such shares on that date. The peer group consists of the following companies in addition to the Company: Alliance World Dollar Government Fund II, Brandywine Realty Trust, Broadwing Inc., CH Energy Group, Inc., Colonial Properties Trust, The Cooper Companies, Inc., Credicorp Ltd., Gartner, Inc., KEMET Corporation, The Liberty Corporation, Nuveen Quality Income Municipal Fund, Inc., Price Communications Corporation, Ralcorp Holdings, Inc., Rollins, Inc., Royal Group Technologies Limited and AO Smith Corporation.

      The Company’s stock performance graph has historically included a comparison of the Company’s stock performance with that of New York Stock Exchange listed companies with similar market capitalizations. In addition to the Company, last year’s peer group consisted of the following companies that: (1) were then listed on the New York Stock Exchange, (2) had been publicly traded for at least five years, and (3) had a market capitalization of $625 to $675 million at December 31, 2001: Agnico Eagle Mines Ltd., Banco De A. Edwards-SP ADR, Brady Corporation, Burlington Coat Factory Warehouse Corporation, CH Energy Group, Inc., First Commonwealth Financial Corporation, Footstar Inc., Gables Residential Trust, J. Hancock Bank and Thrift Opportunity Fund, Home Properties New York, Inc., Industrie Natuzzi SpA, Manufactured Home Communities, Inc., McDermott International Inc., MFS Government Markets Income Trust, Moore Corporation, Ltd., Nuveen Municipal Market Opportunity Fund, Olin Corporation, Southwest Gas Corporation, Suburban Propane Partners, Sun Communities, Inc., Sunrise Assisted Living, Inc., Visx Incorporated, Westcorp and Zweig Total Return Fund.

      The Company has used the market capitalization peer group in the past because it does not believe it can reasonably identify a peer group of companies on an industry or line-of-business basis for the purpose of developing a comparative performance index. The facility services industry is highly fragmented, primarily consisting of privately-owned businesses that provide a limited range of services on a local or regional basis. While the Company is aware that some other publicly traded companies engage in one or more of the Company’s eight lines-of-business, none of these other companies provide most or all of the services offered by the Company, and many offer other services or products as well. Moreover, some of these other companies that engage in one or more of the Company’s eight lines of business do so through divisions or subsidiaries that are not publicly traded and/or reported. For all of these reasons, no such comparison would, in the opinion of the Company, provide a meaningful index of comparative performance. However, to provide a more consistent comparison, the Company has decided to eliminate the market capitalization peer group in future proxy statements and instead include the performance of the Standard & Poor’s SmallCap 600 Diversified Commercial Services Index (which includes the Company).

      The comparisons in the following graph are based on historical data and are not indicative of, or intended to forecast, the possible future performance of ABM Common Stock.

Company Name/Index	1997	1998	1999	2000	2001	2002

ABM Industries Inc.	100.00	104.93	91.25	109.50	109.30	120.28
S&P 500 Index	100.00	121.99	153.30	162.64	122.14	103.69
Peer Group	100.00	88.05	116.43	128.03	99.12	85.82
S&P 600 SmallCap Diversified Comm. Serv. Index	100.00	111.16	92.52	70.82	64.83	78.89

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners

      The following table sets forth certain information as to the persons or entities known to the Company to be beneficial owners of more than five percent of the shares of ABM Common Stock outstanding as of December 31, 2002.

Name and Address of Beneficial Owners	Number of Shares	Percent(1)

The Theodore Rosenberg Trust(2)(3)	4,801,556	9.7%
295-89th Street, Suite 200
Daly City, California 94015
The Sydney J. Rosenberg Trust(2)(4)	4,487,648	9.1%
c/o Bank of America N.A.
9465 Wilshire Boulevard, Suite 101
Beverly Hills, California 90212
Deutsche Asset Management S.A.(5)	2,955,358	5.9%
280 Park Avenue #7-E
New York, New York 10017
Kayne Anderson Rudnick Investment Management LLC(6)	2,666,155	5.4%
1800 Avenue of the Stars
Los Angeles, CA 90067

(1)	Based on a total of 49,260,808 shares of ABM Common Stock outstanding as of December 31, 2002.

(2)	Agreements establishing and between The Sydney J. Rosenberg Trust and The Theodore Rosenberg Trust (the “Trusts”) each contain provisions that request their respective trustees to act in concert with each other, and that prohibit the sale, transfer or distribution prior to January 1, 2006, of the ABM Common Stock held in the Trusts (except in connection with the sale or exchange by both Trusts of all or substantially all of their ABM Common Stock). Because these Trusts may act in concert with each other, they constitute a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, each Trust may be deemed to own an aggregate of 9,289,204 shares of ABM Common Stock, or approximately eighteen and eight-tenths percent of the shares of outstanding ABM Common Stock. Subject to the foregoing, The Sydney J. Rosenberg Trust and The Theodore Rosenberg Trust disclaim beneficial ownership of ABM Common Stock held by the other. The Sydney J. Rosenberg Trust and The Theodore Rosenberg Trust may each be deemed to be a “control person” of the Company within the meaning of the Rules and Regulations of the Securities and Exchange Commission under the Exchange Act.

(3)	Includes 4,761,556 shares of ABM Common Stock held by The Theodore Rosenberg Trust, a revocable trust of which Theodore Rosenberg is the only trustee and sole beneficiary. Also includes 40,000 shares subject to outstanding stock options held by Theodore Rosenberg that were exercisable on or within 60 days after December 31, 2002.

(4)	The Sydney J. Rosenberg Trust is an irrevocable trust of which S. Brad Rosenberg, Martinn H. Mandles and Bank of America N.A. are the only co-trustees, and of which there are several beneficiaries (including S. Brad Rosenberg, but not Mr. Mandles). Except to the extent of his shared voting and investment power, Martinn H. Mandles disclaims beneficial ownership of the shares of ABM Common Stock held in the name of The Sydney J. Rosenberg Trust.

(5)	Based on information provided by the stockholder. Such information also indicates that Deutsche Asset Management S.A. has sole voting power over 2,588,178 of such shares, sole dispositive power over 2,081,278 of such shares and shared dispositive power over 834,500 of such shares.

(6)	Based on information provided by the stockholder. Such information also indicates that Kayne Anderson Rudnick Investment Management LLC has shared voting and dispositive power over all such shares.

Security Ownership of Management

      The following table indicates, as to each person named in the Summary Compensation Table, and each director and nominee, and as to all directors and executive officers as a group, the number of shares and percentage of outstanding shares of ABM Common Stock beneficially owned as of December 31, 2002. Except as noted, each person has sole voting and investment power over the shares shown in the table.

	Number of Shares
	Beneficially Owned as of
	December 31, 2001

	Number of
Executive Officer and/or Director	Shares		Percent(1)

Jess E. Benton	369,622	(2)	*
Linda L. Chavez	38,000	(3)	*
Luke S. Helms	58,000	(4)	*
Maryellen C. Herringer	74,000	(5)	*
Charles T. Horngren	89,600	(6)	*
Harry H. Kahn	182,202	(7)	*
Henry L. Kotkins, Jr.	60,000	(8)	*
Martinn H. Mandles	4,967,249	(9)	10.0%
James P. McClure	116,770	(10)	*
Theodore T. Rosenberg	4,863,140	(11)	9.8%
Henrik C. Slipsager	208,966	(12)	*
William W. Steele	264,339	(13)	*
George B. Sundby	68,153	(14)	*
Executive officers and directors as a group (eighteen persons)	11,360,041	(15)	23.1%

*	Less than one percent.

(1)	Based on a total of 49,260,808 shares of ABM Common Stock outstanding as of December 31, 2002.

(2)	Includes 231,100 shares subject to outstanding options held by Jess E. Benton that were exercisable on or within 60 days after December 31, 2002.

(3)	Includes 38,000 shares subject to outstanding options held by Linda L. Chavez that were exercisable on or within 60 days after December 31, 2002.

(4)	Includes 56,000 shares subject to outstanding options held by Luke S. Helms that were exercisable on or within 60 days after December 31, 2002.

(5)	Includes 64,000 shares subject to outstanding options held by Maryellen C. Herringer that were exercisable on or within 60 days after December 31, 2002.

(6)	Includes 76,000 shares subject to outstanding options held by Charles T. Horngren that were exercisable on or within 60 days after December 31, 2002.

(7)	Includes 172,000 subject to outstanding options held by Harry H. Kahn that were exercisable on or within 60 days after December 31, 2002.

(8)	Includes 56,000 subject to outstanding options held Henry L. Kotkins, Jr. that were exercisable on or within 60 days after December 31, 2002.

(9)	Includes 4,487,648 shares of ABM Common Stock held by The Sydney J. Rosenberg Trust, which is an irrevocable trust, of which S. Brad Rosenberg, Martinn H. Mandles and Bank of America N.A. are the only co-trustees, and of which there are several beneficiaries (including S. Brad Rosenberg, but not Mr. Mandles). Except to the extent of his shared voting and investment power, Mr. Mandles disclaims beneficial ownership of all such shares. Also includes 20,421 shares of ABM Common Stock held by The Leo L. Schaumer Trust, which is an irrevocable trust of which Mr. Mandles and Bank of America N.A. are the only co-trustees. Except to the extent of his shared voting and investment power, Mr. Mandles disclaims beneficial ownership of all such shares. Also includes 216,270 shares subject to outstanding stock options held by Martinn H. Mandles that were exercisable on or within 60 days after December 31, 2002. See also footnotes (2) and (4) of “Security Ownership of Certain Beneficial Owners.”

(10)	Includes 114,000 shares subject to outstanding options held by James P. McClure that were exercisable on or within 60 days after December 31, 2002.

(11)	Includes 4,751,556 shares of ABM Common Stock held by The Theodore Rosenberg Trust, a revocable trust of which Theodore Rosenberg is the only trustee and sole beneficiary. Also includes 61,584 shares of ABM Common Stock held by a family charitable foundation, of which Theodore Rosenberg is a director. The Theodore Rosenberg Trust disclaims beneficial ownership of the shares held by the family charitable foundation. Also includes 40,000 shares subject to outstanding stock options held by Theodore Rosenberg that were exercisable on or within 60 days after December 31, 2002. See also footnotes (2)and (3) of “Security Ownership of Certain Beneficial Owners.”

(12)	Includes 202,000 shares subject to outstanding options held by Henrik C. Slipsager that were exercisable on or within 60 days after December 31, 2002.

(13)	Includes 6,000 shares subject to outstanding options held by William W. Steele that were exercisable on or within 60 days after December 31, 2002.

(14)	Includes 68,000 shares subject to outstanding options held by George B. Sundby that were exercisable on or within 60 days after December 31, 2002.

(15)	Includes 1,555,370 shares subject to outstanding options held by the Company’s executive officers and directors that were exercisable on or within 60 days after December 31, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 (a) of the Exchange Act requires the Company’s directors, officers and persons who own more than ten percent of a registered class of the Company’s securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the reporting forms and representations of its directors, officers and ten percent stockholders, the Company believes that during Fiscal 2002 all such persons were in compliance with the reporting requirements.

APPOINTMENT OF AUDITORS

      KPMG LLP, independent certified public accountants, our auditors for Fiscal 2002, have been selected as the Company’s independent auditors for the fiscal year ending October 31, 2003. Representatives of KPMG LLP will be present at the 2003 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      Audit Fees. KPMG LLP billed the Company $747,550 during Fiscal 2002 for the independent audit of the Company’s annual financial statements and review of the financial statements contained in the Company’s quarterly reports on Form 10-Q.

      All Other Fees. KPMG LLP billed the Company $971,660 during Fiscal 2002 for services other than those covered under “Audit Fees,” including $558,388 for internal audit assistance, $28,600 for employee benefit plan audits and $384,672 for tax-related services. The Company has engaged another firm to provide internal audit assistance for the fiscal year ending October 31, 2003.

OTHER MATTERS

      As of the date of this Proxy Statement, there are no other matters which the Board intends to present or has reason to believe others will present at the 2003 Annual Meeting. If other matters properly come before the 2003 Annual Meeting, the accompanying proxy grants the proxy holders discretionary authority to vote on any matter raised at the 2003 Annual Meeting, except to the extent such discretion may be limited under Rule 14a-4(c) of the Exchange Act.

2004 ANNUAL MEETING OF STOCKHOLDERS

      No stockholder proposals were submitted for the 2003 Annual Meeting. Any proposal intended to be presented at the 2004 annual meeting must be received by the Secretary of the Company on or before October 10, 2003 if it is to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting. The written notice must include: (1) a brief description of the proposal, (2) the name and address, as they appear on the Company’s books, of the stockholder submitting the proposal, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (3) the class and number of shares of the Company’s stock which are beneficially owned by such stockholder, and the beneficial owner, if any, on whose behalf the proposal is made, and (4) any interest of the stockholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such proposal.

      If a stockholder intends to submit a proposal at the 2004 annual meeting, which proposal is not to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting, the Company must receive proper written notice on or before sixty days prior to the first anniversary of the mailing of the proxy statement in connection with the previous year’s annual meeting. If a stockholder fails to submit the proposal by that date, the proposal will not be considered at the 2004 annual meeting as it will not be in accordance with the Company’s Bylaws.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ABM INDUSTRIES INCORPORATED
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON

March 11, 2003

The undersigned hereby appoints Jess E. Benton, James P. McClure and Henrik C. Slipsager, and each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of common stock of ABM Industries Incorporated which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on March 11, 2003, or at any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

To vote on any item, please mark this proxy as indicated on the reverse side of this card. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need be checked. Instructions to vote via telephone or on the Internet are on the reverse side of this card.

(Continued on other side)

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Please mark your votes this way	☒

The Board of Directors recommends a vote FOR all nominees.

FOR ALL NOMINEES (except as listed below)	WITHHOLD AUTHORITY to vote for all Nominees
☐	☐

Item 1. Election of Directors

Nominees:	01	Linda L. Chavez
	02	Theodore T. Rosenberg
	03	Henrik C. Slipsager
	04	William W. Steele
WITHHELD FOR: (Write Nominee name(s) in the space provided below).

Signature(s)	_____________________________________________________	Date	____________________

Please sign exactly as your name appears above. For joint accounts, each owner should sign. If signing as an administrator, attorney, conservator, executor, guardian, officer or trustee, please provide full title(s) as well as signature(s).

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Vote by Internet or telephone
24 hours a day, 7 days a week

Internet and telephone voting is available
through 4:00 p.m. Eastern Time on March 10, 2003

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
http://www.eproxy.com/abm		1-800-435-6710

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.You will be prompted to enter your control number, located in the box below, and then follow the directions given.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.